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                                                                     Exhibit 5.1





                                January 28, 2000




Adaptec, Inc.
691 South Milpitas Boulevard
Milpitas, California 95035

         RE:      REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 to be filed by Adaptec, Inc., a Delaware Corporation (the "Company"), with the Securities and Exchange Commission on or about January 28, 2000 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 1,130,525 shares of the Company's Common Stock (the "Shares") subject to options currently issued and outstanding under the Distributed Processing Technology Corp. Omnibus Stock Plan (the "Stock Plan"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares under the Stock Plan.

         It is our opinion that, upon completion of the proceedings being taken or contemplated by us to be taken prior to the issuance and sale of the Shares pursuant to the Stock Plan, and upon completion of the proceedings being taken in order to permit such transaction to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner referred to in the Plan and the Registration Statement, will be legally and validly issued, fully-paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto.

                                    Very truly yours,


                                    WILSON SONSINI GOODRICH & ROSATI
                                    Professional Corporation

                                    /s/ Wilson Sonsini Goodrich & Rosati, P.C.
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